UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 20, 2005
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623

(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE
In the publicly announced November 3, 2005 conference call in which the Company’s officers discussed results for the first fiscal quarter ended September 30, 2005, the officers noted that the Company is starting to introduce additional metrics as the foundation for its continuous improvement focus which is driven by measurement and accountability. They further indicated that additional metrics will be introduced later in fiscal year 2006 as the Company formulates a consistent, historical calculation methodology for each.
On December 20, 2005, the Company introduced two additional metrics, sales bookings and ending sales backlog. These metrics are defined as follows:
•	Sales Bookings – The contract value of revenue-generating projects that are anticipated to take place during the next four fiscal quarters for which a firm client commitment has been received during the period, less any adjustments during the current period to prior period sales bookings due to contract value adjustments or project cancellations.
•	Ending Sales Backlog – Prior period ending sales backlog plus current period sales bookings less revenue recognized on outstanding projects as of the end of the period.
Current and prior period data for both of these metrics, beginning with the first fiscal quarter ended September 30, 2004, can be found in the Investor Relations section of the Company’s website at www.harrisinteractive.com/ir.
The information included in Item 7.01 of this Current Report on Form 8-K is not “filed” pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K is material non-public information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Frank J. Connolly, Jr.

Name:	Frank J. Connolly, Jr.
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)
Dated: December 20, 2005